Exhibit 4
CONFORMED COPY
AMENDMENT NO. 2
TO
5-YEAR REVOLVING CREDIT AGREEMENT
          THIS AMENDMENT NO. 2 TO 5-YEAR REVOLVING CREDIT AGREEMENT (the “Amendment”) is made as of April 22, 2009 by and among MASCO CORPORATION, a Delaware corporation (the “Company”), and MASCO EUROPE S.à.r.l., a company organized as a société à responsabilité limitée under the laws of the Grand Duchy of Luxembourg, having its registered office at 22, Parc d’activité Syrdall, L-5365 Münsbach and registered with the Luxembourg Register of Commerce and Companies under number B68.104 (“Masco Europe”; the Company and Masco Europe being referred to collectively as the “Borrowers”), the financial institutions listed on the signature pages hereto and JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as the administrative agent for the “Banks” referred to below (the “Agent”). Capitalized terms used but not otherwise defined herein shall have the respective meanings given to them in the “Credit Agreement” referred to below.
WITNESSETH:
          WHEREAS, the signatories hereto are parties to that certain 5-Year Revolving Credit Agreement, dated as of November 5, 2004 (as amended or modified, the “Credit Agreement”), among the Borrowers, the financial institutions from time to time party thereto (which shall include, for purposes of this Amendment (and any other purposes set forth in the Credit Agreement), the Swingline Lender and each Issuing Bank) (the “Banks”), Citibank, N.A., as Syndication Agent, Sumitomo Mitsui Banking Corporation, as Documentation Agent, and the Agent; and
          WHEREAS, the parties hereto have agreed to amend the Credit Agreement on the terms and conditions set forth herein;
          NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrowers, the Banks and the Agent have agreed to the following amendments to the Credit Agreement.
          1. Amendments. Effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement is hereby amended as follows:
          (a) Credit Agreement Generally. The cover page of the Credit Agreement is hereby amended to delete therefrom the amount “$2,000,000,000”.
          (b) Section 1.01 of the Credit Agreement is hereby amended to insert the following new defined term alphabetically therein:

“Defaulting Bank” means any Bank, as determined by the Agent, that has (a) failed to fund any portion of its Loans or participations in Letters of Credit or Swingline Loans within three Business Days of the date required to be funded by it hereunder, (b) notified the Borrowers, the Agent, the Issuing Bank, the Swingline Lender or any Bank in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under other agreements in which it commits to extend credit, (c) failed, within three Business Days after request by the Agent, to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans, (d) otherwise failed to pay over to the Agent or any other Bank any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, or (e) (i) become or is insolvent or has a parent company that has become or is insolvent or (ii) become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment.
          (c) The definition of “Floating Rate” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Floating Rate” means, for any date, a rate per annum equal to the highest of (i) the Prime Rate for such day, (ii) the Federal Funds Effective Rate plus 1/2% per annum for such day, and (iii) the Eurocurrency Rate (without giving effect to the Eurocurrency Margin) for a one month Interest Period on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%; provided that, for the avoidance of doubt, the Eurocurrency Rate for any day shall be based on the rate appearing on the Reuters Screen LIBOR01 Page 1 (or on any successor or substitute page) at approximately 11:00 a.m. London time on such day. Any change in the Floating Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Eurocurrency Rate, respectively.

          (d) The definition of “Material Adverse Change” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety as follows:
“Material Adverse Change” means a material adverse change in the business, condition (financial or otherwise), operations, performance, properties or prospects of the Company and its Subsidiaries, considered as a whole, from December 31, 2008, as reflected in the financial statements for the Fiscal Year ended December 31, 2008 furnished to the Agent pursuant to Section 5.01(A).
          (e) Article II of the Credit Agreement is hereby amended to insert immediately at the end thereof the following new Section 2.20:
Section 2.20. Defaulting Banks. Notwithstanding any provision of this Agreement to the contrary, if any Bank becomes a Defaulting Bank, then the following provisions shall apply for so long as such Bank is a Defaulting Bank:
(a) if any Letters of Credit (including Reimbursement Obligations in respect thereof) or Swingline Loans are outstanding at the time a Bank is a Defaulting Bank, the Borrowers shall within one Business Day following notice by the Agent (i) prepay the Swingline Loans or, if agreed by the Swingline Lender, cash collateralize the outstanding principal amount of the Swingline Loans of the Defaulting Bank on terms satisfactory to the Swingline Lender, and (ii) cash collateralize such Defaulting Bank’s L/C Interests in respect of outstanding Letters of Credit (including Reimbursement Obligations in respect thereof) in accordance with the procedures set forth in Section 2.17(G) for so long as such Letters of Credit (including Reimbursement Obligations in respect thereof) remain outstanding (with the understanding that such cash collateralization and Liens granted in respect thereof shall be deemed permitted hereunder (including, without limitation, under Section 5.04), notwithstanding anything to the contrary set forth in this Agreement); and
(b) the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Bank shall not be required to issue, amend, extend, renew or increase any Letter of Credit unless it is satisfied that cash collateral will be provided by the Borrower in accordance with Section 2.20(a).
          (f) Section 2.01(A) of the Credit Agreement, which in part provides for a limit on euro denominated Loans, is hereby amended to delete therefrom the amount “$750,000,000” and to substitute therefor the amount “$500,000,000”.

          (g) Section 2.01(B)(i) of the Credit Agreement, which in part provides for the amount of the swingline subfacility, is hereby amended to delete therefrom the amount “$200,000,000” and to substitute therefor the amount “$100,000,000”.
          (h) Section 2.17(B)(i) of the Credit Agreement, which in part provides for the amount of the letter of credit subfacility, is hereby amended to delete therefrom the amount “$250,000,000” and to substitute therefor the amount “$200,000,000”.
          (i) Section 2.18(A) of the Credit Agreement, which addresses increases in the Commitments, is hereby amended to delete therefrom clause (ii) as set forth therein.
          (j) Section 3.01(B) of the Credit Agreement, which in part limits the aggregate amount of L/C Obligations and which in part limits the amount of euro denominated Loans, is hereby amended to (x) delete therefrom the amount “$250,000,000” and to substitute therefor the amount “$200,000,000” and (y) delete therefrom the amount “$750,000,000” and to substitute therefor the amount “$500,000,000”.
          (k) Section 3.01 of the Credit Agreement is hereby amended to insert the following clause (E) immediately after clause (D) of such Section 3.01:
(E) At the time of and immediately after giving effect to such Borrowing, Swingline Loan or Letter of Credit issuance, amendment, renewal or extension (including the use of the proceeds thereof), the Borrowers shall be in pro forma compliance with Section 5.02. Such pro forma compliance shall be determined based on the most recently delivered financial information under Section 5.01, and after giving pro forma effect to the applicable Borrowing, Swingline Loan or Letter of Credit issuance, amendment, renewal or extension.
          (l) Section 5.02(A) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(A) Minimum Consolidated Net Worth. At no time will Consolidated Net Worth be less than Minimum Consolidated Net Worth. “Minimum Consolidated Net Worth” means, as of April 22, 2009, $1,992,443,000, and shall be recomputed at the end of each Fiscal Year (commencing with the Fiscal Year ending on December 31, 2009) to equal 70% of Consolidated Net Worth for such Fiscal Year then ended; provided, however, that when determining Consolidated Net Worth for purposes of this Section 5.02(A), the Company shall be entitled to add back, to the extent taken in the respective Fiscal Year, up to $500,000,000 in the aggregate of the following: (i) non-cash charges constituting impairment of goodwill and other intangible assets; (ii) non-cash charges constituting impairment of financial investments set forth in Note E of the Company’s 2008 Form 10-K; (iii) non-cash charges related to discontinued operations; and (iv) any non-cash net reduction to accumulated other comprehensive income (other than reductions related to pensions, post-retirement benefits and similar retirement adjustments) from the amount reflected on the December 31, 2008 balance sheet of the Company.
          (m) Section 5.02(B) of the Credit Agreement is hereby amended and restated in its entirety as follows:
(B) Maximum Debt to Capitalization. At no time will the ratio of (i) Consolidated Debt to (ii) the sum of Consolidated Debt and Consolidated Adjusted Net Worth exceed 65%; provided, however, that for the purposes of the limitations provided in, and computations under, this Section 5.02(B), “Debt” shall not include (a) with respect to the Company, any Refunding Debt of the Company to the extent that and for so long as such Debt constitutes Refunding Debt, and (b) with respect to any Subsidiary, any Debt of such Subsidiary (including any Refunding Debt) to the extent that and for so long as such Debt is exempt from the incurrence test in Section 5.03(A) as a result of the application of Section 5.03(B) or (C); provided, further, that when determining Consolidated Adjusted Net Worth for purposes of clause (ii) above, the Company shall be entitled to add back up to $500,000,000 in the aggregate of the following: (i) non-cash charges constituting impairment of goodwill and other intangible assets; (ii) non-cash charges constituting impairment of financial investments set forth in Note E of the Company’s 2008 Form 10-K; (iii) non-cash charges related to discontinued operations; and (iv) any non-cash net reduction to accumulated other comprehensive income (other than reductions related to pensions, post-retirement benefits and similar retirement adjustments) from the amount reflected on the December 31, 2008 balance sheet of the Company.
          (n) Section 8.06 is hereby amended by inserting immediately after “If (i)” the following: “any Bank is a Defaulting Bank or”.
          (o) The Commitment Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex I hereto.
          (p) The Pricing Schedule to the Credit Agreement is hereby amended and restated in its entirety in the form attached as Annex II hereto.
          2. Conditions of Effectiveness. This Amendment shall become effective and be deemed effective as of the date hereof, if, and only if, the Agent shall have received (a) executed copies of this Amendment from the Borrowers and the Required Banks, and (b) all fees agreed to be paid by the Company in connection with this Amendment.
          3. Representations and Warranties of the Borrowers. Each Borrower hereby represents and warrants as follows:
          (a) Each Borrower has the power and authority and legal right to execute and deliver this Amendment and the Credit Agreement (as modified hereby) and to perform its obligations hereunder and thereunder. The execution and delivery by such Borrower of this Amendment and the performance of its obligations hereunder and under the Credit Agreement (as modified hereby) have been duly authorized by proper corporate proceedings (and such authorizations have not been rescinded), and this Amendment and the Credit Agreement (as modified hereby) constitute legal, valid and binding obligations of such Borrower, enforceable against such Borrower in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally.
          (b) Neither the execution and delivery by such Borrower of this Amendment, nor the consummation of the transactions herein contemplated, nor compliance with the provisions hereof or of the Credit Agreement (as modified hereby) will violate (i) any law, rule, regulation, order, writ, judgment, injunction, decree or award binding on such Borrower, (ii) such Borrower’s articles or certificate of incorporation or by-laws or other constitutive document, or (iii) the provisions of any indenture, instrument or agreement to which such Borrower is a party or is subject, or by which it, or its property, is bound, or conflict with, or constitute a default under, or result in, or require, the creation or imposition of any Lien on the property of such Borrower pursuant to the terms of, any such indenture, instrument or agreement.
          (c) As of the date hereof and giving effect to the terms of this Amendment, (i) there exists no Default or Event of Default and (ii) the representations and warranties contained in Article IV of the Credit Agreement (as modified hereby) are true and correct.
          4. Reference to and Effect on the Credit Agreement and Loan Documents.
          (a) Upon the effectiveness of Section 1 hereof, each reference to the Credit Agreement in the Credit Agreement, the Notes or any other instrument, document or agreement executed or delivered in connection therewith (herein, a “Loan Document”) shall mean and be a reference to the Credit Agreement as modified hereby. This Amendment shall be construed, administered, and applied, in accordance with all of the terms and provisions of the Credit Agreement (unless expressly indicated herein or therein).
          (b) Each Borrower (i) agrees that this Amendment and the transactions contemplated hereby shall not limit or diminish the obligations of such Borrower arising under or pursuant to the Credit Agreement, the Notes and either other Loan Document to which it is a party, (ii) reaffirms its obligations under the Credit Agreement (including, without limitation, the Company’s guaranty of the obligations of Masco Europe incorporated therein), the Notes and each and every other Loan Document to which it is a party and (iii) acknowledges and agrees that, except as specifically modified above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.
          (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or the Banks, nor constitute a waiver of or consent to any modification of any provision of the Credit Agreement, the Notes or any other Loan Documents executed and/or delivered in connection therewith.
          5. Governing Law. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (INCLUDING 735 ILCS SECTION 105/5-1 ET SEQ. BUT OTHERWISE WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS) OF THE STATE OF ILLINOIS.
          6. Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
          7. Counterparts. This Amendment may be signed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Delivery of an executed counterpart of this Amendment by facsimile or electronic mail shall be equally as effective as delivery of an original executed counterpart of this Amendment.

          IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

MASCO CORPORATION, as a Borrower
By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Vice President, Treasurer and Chief Financial Officer

MASCO EUROPE S. à.r.l., as a Borrower
By:	/s/ John G. Sznewajs
	Name:	John G. Sznewajs
	Title:	Manager

By:	/s/ William T. Anderson
	Name:	William T. Anderson
	Title:	Manager

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

JPMORGAN CHASE BANK, NATIONAL ASSOCIATION, as Agent and as a Bank
By:	/s/ Thomas A. Gamm
	Name:	Thomas A. Gamm
	Title:	Senior Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

CITIBANK, N.A., as a Bank and as Syndication Agent
By:	/s/ Mark Floyd
	Name:	Mark Floyd
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Bank and as Documentation Agent
By:	/s/ William Ginn
	Name:	William Ginn
	Title:	Executive Officer and Head of U.S. Corporation Banking

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

BNP PARIBAS, as a Bank
By:	/s/ Curtis Price
	Name:	Curtis Price
	Title:	Managing Director

By:	/s/ Fikret Durmus
	Name:	Fikret Durmus
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

KEYBANK NATIONAL ASSOCIATION, as a Bank
By:	/s/ Marcel Fournier
	Name:	Marcel Fournier
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

ROYAL BANK OF CANADA, as a Bank
By:	/s/ Dustin Craven
	Name:	Dustin Craven
	Title:	Attorney-in-Fact

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

SUNTRUST BANK, as a Bank
By:	/s/ Baerbel Freudenthaler
	Name:	Baerbel Freudenthaler
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

COMERICA BANK, as a Bank
By:	/s/ Jessica M. Migliore
	Name:	Jessica M. Migliore
	Title:	Assistant Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES, as a Bank
By:	/s/ Graham A. Warning
	Name:	Graham A. Warning
	Title:	Assistant Vice President

By:	/s/ Patrick Hartweger
	Name:	Patrick Hartweger
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

BANK OF AMERICA, N.A., as a Bank
By:	/s/ W. Thomas Barnett
	Name:	W. Thomas Barnett
	Title:	Senior Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

MERRILL LYNCH USA, as a Bank
By:	/s/ David Millett
	Name:	David Millett
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Bank
By:	/s/ Louis K. McLinden
	Name:	Louis K. McLinden
	Title:	Managing Director

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

THE BANK OF TOKYO-MITSUBISHI UFJ, LTD., as a Bank
By:	/s/ Victor Pierzchalski
	Name:	Victor Pierzchalski
	Title:	Authorized Signature

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

DEXIA BANQUE INTERNATIONALE À LUXEMBOURG SA, as a Bank
By:	/s/ Andre Poorters
	Name:	Andre Poorters
	Title:	Managing Director

By:	/s/ Marc Schronen
	Name:	Marc Schronen
	Title:	Director

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

FIFTH THIRD BANK, EASTERN MICHIGAN, as a Bank
By:	/s/ Michael Blackburn
	Name:	Michael Blackburn
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

MIZUHO CORPORATE BANK, LTD, as a Bank
By:	/s/ Raymond Ventura
	Name:	Raymond Ventura
	Title:	Deputy General Manager

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

NORDEA BANK FINLAND PLC, acting through its New York and Cayman Islands branches, as a Bank
By:	/s/ Henrick M. Steffensen
	Name:	Henrik M. Steffensen
	Title:	Senior Vice President

By:	/s/ Gerald E. Chelius
	Name:	Gerald E. Chelius
	Title:	SVP Credit

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

THE BANK OF NEW YORK MELLON, as a Bank
By:	/s/ Mark F. Johnston
	Name:	Mark F. Johnston
	Title:	First Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

THE NORTHERN TRUST COMPANY, as a Bank
By:	/s/ Rebecca H. Pasquesi
	Name:	Rebecca H. Pasquesi
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

U.S. BANK NATIONAL ASSOCIATION, as a Bank
By:	/s/ Jeffrey S. Johnson
	Name:	Jeffrey S. Johnson
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

WELLS FARGO BANK, N.A.
By:	/s/ Thiplada Siddiqui
	Name:	Thiplada Siddiqui
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

WACHOVIA BANK, NATIONAL ASSOCIATION
By:	/s/ Andrea S. Chen
	Name:	Andrea S. Chen
	Title:	Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

KBC BANK, N.V., NEW YORK BRANCH as a Bank
By:	/s/ William Cavanaugh
	Name:	William Cavanaugh
	Title:	Director

By:	/s/ Thomas R. Lalli
	Name:	Thomas R. Lalli
	Title:	Managing Director

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

KBC BANK, N.V., as a Bank Haslett Branch
By:	/s/ Frank Custers
	Name:	Frank Custers
	Title:	Relatisbeheerder

By:	/s/ Patrick Torfs
	Name:	Patrick Torfs
	Title:	Kantocrdirecteur

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

INTESA SANPAOLO S.P.A., as a Bank
By:	/s/ Francesco Di Mario
	Name:	Francesco Di Mario
	Title:	First Vice President

By:	/s/ Robert Wurster
	Name:	Robert Wurster
	Title:	Senior Vice President

Signature Page to Amendment No. 2 to
5-Year Revolving Credit Agreement

Annex I
COMMITMENT SCHEDULE

Name of Bank	Commitment
JPMorgan Chase Bank, National Association	$150,000,000
Citibank, N.A.	$125,000,000
Merrill Lynch USA	$75,000,000
Bank of America, N.A.	$53,125,000
Sumitomo Mitsui Banking Corporation	$87,500,000
Wells Fargo Bank, N.A.	$43,750,000
Wachovia Bank, National Association	$43,750,000
The Bank of Tokyo-Mitsubishi UFJ, Ltd., Chicago Branch	$62,500,000
KeyBank National Association	$62,500,000
Comerica Bank	$53,125,000
Royal Bank of Canada	$53,125,000
BNP Paribas	$53,125,000
SunTrust Bank	$53,125,000
Commerzbank AG, New York and Grand Cayman Branches	$50,000,000
PNC Bank, National Association	$43,750,000
Dexia Banque Internationale à Luxembourg SA	$34,375,000
U.S. Bank National Association	$31,250,000
The Bank of New York	$31,250,000
Nordea Bank Finland Plc	$31,250,000
The Northern Trust Company	$31,250,000
Fifth Third Bank, Eastern Michigan	$25,000,000
Mizuho Corporate Bank, LTD	$25,000,000
SanPaolo IMI S.p.A.	$18,750,000
KBC Bank N.V., Hasselt Branch	$6,250,000
KBC Bank, N.V., New York Branch	$6,250,000

Total Commitments:	$1,250,000,000

Annex II
PRICING SCHEDULE
The Applicable Margin shall be as determined by the matrix below (expressed as basis points):

	Level I	Level II	Level III	Level IV	Level V
	Status	Status	Status	Status	Status
	(A- or A3	(BBB+ or	(BBB or	(BBB- or	(Below
	or Better)	Baa1)	Baa2)	Baa3)	BBB- and Baa3)
Facility Fee	15.0	20.0	25.0	35.0	50.0
Eurocurrency Margin and Letter of Credit Fee	135.0	155.0	175.0	215.0	250.0
For the purposes of this Schedule, the following terms have the following meanings, subject to the final paragraph of this Schedule:
“Level I Status” exists at any date if, on such date, the Company’s Moody’s Rating is A3 or better or the Company’s S&P Rating is A- or better.
“Level II Status” exists at any date if, on such date, (i) the Company has not qualified for Level I Status and (ii) the Company’s Moody’s Rating is Baa1 or better or the Company’s S&P Rating is BBB+ or better.
“Level III Status” exists at any date if, on such date, (i) the Company has not qualified for Level I Status or Level II Status and (ii) the Company’s Moody’s Rating is Baa2 or better or the Company’s S&P Rating is BBB or better.
“Level IV Status” exists at any date if, on such date, (i) the Company has not qualified for Level I Status, Level II Status or Level III Status and (ii) the Company’s Moody’s Rating is Baa3 or better or the Company’s S&P rating is BBB- or better.
“Level V Status” exists at any date if, on such date, the Company has not qualified for Level I Status, Level II Status, Level III Status or Level IV Status.
“Moody’s Rating” means, at any time, the rating issued by Moody’s Investors Service, Inc. and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.
“S&P Rating” means, at any time, the rating issued by Standard and Poor’s Rating Services, a division of The McGraw Hill Companies, Inc., and then in effect with respect to the Company’s senior unsecured long-term debt securities without third-party credit enhancement.

“Status” means either Level I Status, Level II Status, Level III Status, Level IV Status or Level V Status.
          The credit ratings to be utilized for purposes of this Schedule are the ratings assigned to outstanding senior unsecured long-term debt securities of the Company without third party credit support. Ratings assigned to any obligation of the Company which is secured or which has the benefit of third party credit support shall be disregarded.
          The Applicable Margin shall be determined in accordance with the foregoing table based on the Company’s Status as determined from its then-current Moody’s and S&P Ratings. The credit rating in effect on any date for the purposes of this Schedule is that in effect at the close of business on such date. If at any time the Company has no Moody’s Rating and no S&P Rating, Level V Status shall exist. Notwithstanding the foregoing, if at any time there exists a difference between the Moody’s Rating and the S&P Rating, the rating corresponding to the higher of the two ratings shall apply; provided, however, that if the difference is greater than one level, the Status shall be determined based upon the rating one level above the lower of the two ratings.

6